Exhibit 10.10

Execution Copy

AMENDMENT NO. 1 TO THE MANUFACTURING AGREEMENT

This AMENDMENT NO. 1 (this “Amendment No. 1”) to that certain MANUFACTURING AGREEMENT, dated as of September 30, 2014 (the “Agreement”), is hereby adopted as of August 5, 2015 (the “Amendment Effective Date”) by and between Anacor Pharmaceuticals, Inc. a company with its principal place of business at 1020 East Meadow Circle, Palo Alto, CA 94303 (“COMPANY”) and Hovione FarmaCiencia SA, a company with its principal place of business at Sete Casas, 2674-506 Loures, Portugal (“HOVIONE”).  COMPANY and HOVIONE are sometimes referred to herein individually as a “Party” or together as the “Parties”.  Capitalized terms used but not defined herein shall have the meanings such terms are given in the Agreement.

RECITALS

WHEREAS, the Parties desire to amend the Agreement to delete certain early termination rights in the event that COMPANY does not make aggregate purchases of API from HOVIONE in excess of a previously specified minimum amount.

NOW, THEREFORE, each of COMPANY and HOVIONE agree for good and valuable consideration, the sufficiency of which is acknowledged, as follows:

1.                                      AMENDMENT OF THE AGREEMENT

COMPANY and HOVIONE hereby agree to amend the terms of the Agreement, effective as of the Amendment Effective Date, as provided below.

1.1                               Section 9.1 of the Agreement is hereby amended by deleting the last three sentences thereof.

1.2                               The second sentence of Section 9.5 of the Agreement is hereby amended by deleting the phrase “pursuant to an Early Termination Notice delivered in accordance with the penultimate sentence of Section 9.1 or” set forth therein.

2.                                      MISCELLANEOUS

2.1                               Full Force and Effect.  Except as expressly amended by this Amendment No. 1, all of the terms and provisions of the Agreement are and shall remain in full force and effect and are hereby ratified and confirmed by the Parties. On and after the Amendment Effective Date, each reference in the Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” or words of like import will mean and be a reference to the Agreement, as amended by this Amendment No. 1.

2.2                               Entire Agreement.  The Agreement, as amended by this Amendment No. 1, constitutes the entire agreement, both written and oral, between the Parties with respect to the subject matter hereof, and any and all prior agreements with respect to the subject matter hereof, either written or oral, expressed or implied, are superseded hereby, merged and canceled, and are null and void and of no effect.

2.3                               Governing Law.  This Amendment No. 1 will be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of law principles thereof.

2.4                               Counterparts. This Amendment No. 1 may be executed in one or more counterparts, each of which will be an original and all of which together will constitute one instrument.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have caused this Amendment No. 1 to be executed by their respective duly authorized representatives as of the Amendment Effective Date.

ANACOR PHARMACEUTICALS, INC.

By:	/s/ Sanjay Chanda
Name: Sanjay Chanda
Title: SVP, Drug Development

HOVIONE FARMACIENCIA SA

By:	/s/ David Hoffman
Name: David Hoffman
Title: VP Sales and Business Development